UNITED STATES

                        SECURITIES AND EXCHANGE COMMISION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                                    Pursuant
                            To Section 18 or 15(d) of
                       the Securities Exchange Act of 1934
            Date of Report (Date of earliest reported): July 26, 2006

                                  MEGOLA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada                                 000-49815                88-0492605
------                                 ---------                ----------
(State or other jurisdiction          (Commission            (I.R.S. employer
     of incorporation)                File Number)        identification number)

              446 Lyndock St. , Suite 102, Corunna, Ontario N0N 1G0
               (Address of principal executive offices) (Zip code)

                                 (519) 481-0628
               Registrant's telephone number, including area code

                                      None
                  (Former Address If Changed since Last Report)
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 26, 2006 we entered into a non-binding letter of intent with Global Monitoring Systems, Inc., a Florida corporation ("GMSJ"). The basic terms and conditions proposed by MGOA and to be incorporated into the definitive agreements will include, but not be limited to, the following:

a. GMSJ will exclusively license its intellectual property within the territory of the North America to MGOA pursuant to an exclusive license agreement (the "License Agreement"). As consideration for the License Agreement, MGOA shall issue to GMSJ a determined amount of restricted shares of common stock of MGOA. The term of the License Agreement shall be for five (5) years.

b. The License Agreement shall also grant to GMSJ an option (or put) to sell (the "Asset Sale") all of its assets to MGOA throughout the term of the License Agreement. In consideration for the Asset Sale and in exchange for the assets of GMSJ, GMSJ shall receive that number of restricted shares of common stock of MGOA. Simultaneous with the consummation of the Asset Sale, GMSJ shall issue the shares of MGOA that it received pursuant to Section (a) and (b) to its shareholders as a dividend.

The LOI contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

The parties to this LOI are not affiliates in any way.

ITEM 8.01 OTHER EVENTS

Press Release attached as Exhibit 99

ITEM 9.01 EXHIBITS

10.0   LOI with Global Monitoring Systems, Inc.,

99     Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Megola, Inc.
                                  (Registrant)


Dated: July 28, 2006                           By: /s/ Joel Gardner
                                                  ------------------------
                                                   Joel Gardner, President